As filed with the Securities and Exchange Commission on October 16, 2002

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PEOPLESOFT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	68-0137069 (I.R.S. Employer Identification No.)

4460 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

TEAMSCAPE CORPORATION 1998 STOCK PLAN
(Full title of the Plan)

Craig A. Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(Name and Address of Agent for Service)
(925) 694-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.01 per share, to be issued under the Teamscape Corporation 1998 Stock Plan	32,956 shares	$18.54	$611,004	$57

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Teamscape Corporation 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of PeopleSoft, Inc. Common Stock.

(2)	Calculation solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share as such options may be exercised.

INTRODUCTION

     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by PeopleSoft, Inc., a Delaware corporation (the “Registrant”), relating to 32,956 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant under the Teamscape Corporation 1998 Stock Plan, as assumed by the Registrant.

PART I

Information Required in Section 10(a) Prospectus

Item 1. Plan information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant information and employee plan annual information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the SEC on March 25, 2002.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 as filed with the SEC on May 9, 2002, as amended by the Form 10-Q/A as filed with the SEC on May 13, 2002.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 as filed with the SEC on August 13, 2002.

(d)	The Registrant’s Current Reports on Form 8-K as filed with the SEC on April 9, 2002, June 6, 2002 and August 13, 2002.

(e)	The description of the Registrant’s Common Stock to be offered, contained in the Registrant’s Registration Statement on Form 8-A dated October 7, 1992, including any amendment or report filed for the purpose of updating such description.

(f)	The description of the Registrant’s Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Information Regarding Financial Statements Incorporated by
Reference into this Registration Statement

     On June 5, 2002, the Registrant filed a Form 8-K reporting that on that date it had terminated its relationship with Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants and engaged KPMG LLP to serve as its independent public accountants for fiscal year 2002. The Registrant’s consolidated balance sheets for the years ended December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, which are incorporated by reference in this Registration Statement, were audited by Arthur Andersen. Because Arthur Andersen is no longer licensed to practice public accounting in the State of California, the Registrant has been unable to obtain Arthur Andersen’s consent to incorporate by reference in this Registration Statement their report with respect to those audited financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the “1933 Act”), permits the Registrant to file this Registration Statement without such consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the 1933 Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen’s provision of auditing and other services to the Registrant) may be limited.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “1933 Act”). As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its directors and certain officers containing provisions that provide for the indemnification of such director or officer to the fullest extend permitted under the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain and maintain directors’ and officers’ insurance if deemed to be advisable. The Registrant believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(e) and (f).
5	Opinion and consent of Counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a; See Item 3, “Information Regarding Financial Statements Incorporated by Reference into this Registration Statement”).
23.3	Consent of Counsel is contained in Exhibit 5.
24	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Teamscape Corporation 1998 Stock Plan.

Item 9. Undertaking

     (a)  The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 14th day of October, 2002.

PEOPLESOFT, INC.

By:	/s/ KEVIN T. PARKER

Kevin T. Parker Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig A. Conway, Kevin T. Parker and Anne S. Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, may determine to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID A. DUFFIELD David A. Duffield	Chairman of the Board of Directors	October 14, 2002

/s/ CRAIG A. CONWAY Craig A. Conway	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	October 14, 2002

/s/ KEVIN T. PARKER Kevin T. Parker	Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2002

/s/ A. GEORGE BATTLE A. George Battle	Director	October 14, 2002

/s/ ANEEL BHUSRI Aneel Bhusri	Director	October 14, 2002

/s/ FRANK J. FANZILLI, JR. Frank J. Fanzilli, Jr.	Director	October 14, 2002

/s/ STEVEN D. GOLDBY Steven D. Goldby	Director	October 14, 2002

/s/ CYRIL J. YANSOUNI Cyril J. Yansouni	Director	October 14, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit

4	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(e) and (f).
5	Opinion and consent of Counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a; See Item 3, “Information Regarding Financial Statements Incorporated by Reference into this Registration Statement”).
23.3	Consent of Counsel is contained in Exhibit 5.
24	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Teamscape Corporation 1998 Stock Plan.